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                                  EXHIBIT 3(ii)




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                                     BYLAWS

                                       of

                           FORT BROOKE BANCORPORATION

                              a Florida Corporation


                               ARTICLE I - OFFICES

         Section 1. Business Offices. FORT BROOKE BANCORPORATION (herein the "Corporation"), may have such offices, either within or without the State of Florida, as the Board of Directors may designate from time to time.

         Section 2. Registered Office. The Corporation shall maintain a registered office in the State of Florida, which may be changed from time to time by the Board of Directors.


                            ARTICLE II - STOCKHOLDERS

         Section 1. Annual Meeting. The Annual Meeting of stockholders of the Corporation shall be held subsequent to the end of each fiscal year of the Corporation, on such date and at such hour as the Board of Directors shall annually determine.

         Section 2. Special Meeting. Special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board of Directors, or the Chief Executive Officer of the Corporation. No business shall be transacted at any special meeting unless such business is stated in the notice of the meeting as one of the purposes of that special meeting.

         Section 3. Place and Time of Meeting. The Board of Directors shall designate the place and time of any annual meeting or special meeting of the stockholders. The place so designated may be either within or without the State of Florida, as the Board may choose.

         Section 4. Notice of Meeting. Notice of the meeting, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten calendar days nor more than 60 calendar days before the date of the meeting, by written, telegraphic or any other means of communication, by or at the direction of the Chief Executive Officer, the President, the Secretary or the other person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

         Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and

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place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall then be given to each stockholder of record entitled to vote at the meeting. At an adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting.

         Section 6. Waiver of Notice of Meeting of Stockholders. Whenever any notice is required to be given to any stockholder of the Corporation under the provisions of any statute, or under the provisions of these Bylaws, a waiver thereof signed by the person(s) entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the expressed purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice.

         Section 7. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days prior to the date on which the particular action requiring such determination of stockholders is to be taken and, in the case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

         When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

         All notice and record periods established herein shall be adjusted where required to conform to any prescribed periods now or hereafter provided by the Florida Business Corporation Act.

         Section 8. Stockholder Quorum and Action. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless otherwise provided by law.


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         Section 9. List of Stockholders. The Secretary of the Corporation shall prepare and make available at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting.

         Section 10. Voting. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

         Section 11. Proxies. Every stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize any other person(s) to act for him by proxy. However, no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

         Section 12. Organization. Meetings of the stockholders shall be presided over by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the Chief Executive Officer, if any, the President, any Vice President or, in their absence, by a chairman to be chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary, an Assistant Secretary, or in their absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

         Section 13. Action by Stockholders Without a Meeting. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten days after obtaining such authorization by written consent, notice shall be given to those stockholders who have not consented in writing. The notice shall fully summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters' rights are provided by law, the notice shall contain a clear statement of the rights of stockholders dissenting therefrom.

                             ARTICLE III - DIRECTORS

         Section 1. Powers. Except as otherwise provided by law or by the Corporation's Certificate of Incorporation, all corporate powers shall be exercised by or under the authority of, and the property, business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

         Section 2. Number Tenure and Qualification. The number of directors of the Corporation shall be not less than five nor more than 25, with the exact number of directors to be determined from time to time by the Stockholders, subject, however, to the right of the Board

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of Directors, at any time between the conduct of annual stockholder meetings, to increase such number, up to but not in excess of the maximum identified above, by no more than two. Each director shall serve for a term ending on the date of the annual meeting of stockholders next following the annual meeting at which such director shall have been elected. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier resignation or removal. Directors need not be residents of the State of Florida or stockholders of the Corporation.

         Section 3. Election of Directors. At the Annual Meeting of Stockholders, directors shall be elected by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote for the election of directors. If the election of directors is not held on the day designated by the Board of Directors for any Annual Meeting of Stockholders, or at any adjournment thereof, the Board of Directors may cause the election to be held at a special meeting of stockholders specifically called for that purpose.

         Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw provision immediately after, and at the same place as, the annual election of directors. The Board of Directors may, from time to time, by resolution appoint the time and place, either within or without the State of Florida, for holding other regular meetings of the Board if it be deemed advisable. Such regular meetings shall thereupon be held at the time and place so appointed, without any necessity for the giving of notice with regard thereto.

         Section 5. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the Chief Executive Officer, the President or any two directors. The person(s) authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Florida, and any time, as the place and time for holding any special meeting of the Board of Directors called by him or them.

         Section 6. Notice of Special Meeting. Notice to a director of a call for any special meeting of the Board may be given in writing by mailing the same to the residence or place of business of the director, as shown on the books of the Corporation, so that the director receives such notice not less than 24 hours before the scheduled time for commencement of the meeting. Alternatively, notice to a director of any special meeting may be given by (a) sending the same to him at his residence or place of business by telegram or cablegram, (b) transmitting the same to him at such place by facsimile transmission, (c) delivering the same to him personally (whether by courier or other service), (d) leaving the same for him at his residence or place of business, or (e) giving the same to him by telephone, any of these not later than 24 hours before such meeting. If mailed, such notice shall be deemed to be delivered when received. If notice is given by telegram or cablegram, it shall be deemed to be delivered when the telegram or cablegram is delivered to the telegraph company. If faxed, such notice shall be deemed to be delivered when the sender is in receipt of a written confirmation that the transmission has been completed. Except as otherwise provided in the Bylaws, or as may be indicated in the notice thereof, any and all business may be transacted at any special meeting.

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         When a special meeting of the Board of Directors is adjourned to another time and place, no notice of the adjourned meeting need be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.

          Section 7. Waiver of Notice. A director may waive the requirement of notice of a special meeting of the Board of Directors by signing a waiver of notice whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place or time of such meeting or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 8. Quorum and Action. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at the meeting, a majority of the directors present may adjourn the meeting from time to time until a quorum shall have been obtained. Directors shall be deemed present at a meeting of the Board of Directors if a conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear each other, is used. The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except and to the extent otherwise required by law.

         Section 9. Presumption of Assent. A director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         Section 10. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors and filed in the minutes of the proceedings of the Board of Directors.

         Section 11. Interested Directors. No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof, which authorizes, approves or ratifies such contract or transaction or solely because his or their votes are counted for such purpose, if:


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         (a)      The material facts as to such relationship or interest and as to the contract or transaction are disclosed or known to the Board of Directors or committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

         (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         (c) The contract or transaction is fair to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee or the stockholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

         Section 12. Compensation of Directors. The Board of Directors may (but is not required to) pay each director a stated compensation or fixed sum for attendance at meetings of the Board of Directors or any committee thereof, may issue to directors shares of the Corporation's capital stock in exchange for Board service (whether past or future), or grant stock options therefor, and may reimburse each director for his expenses of attendance at each such meeting. The Board may also pay to each director rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time. None of these payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. The Board of Directors may determine the compensation of a director who is also an officer, for service as an officer, as well as for service as a director.

         Section 13. Resignation. Any director of the Corporation may resign at any time upon written notice to the Corporation. The death of a director shall be deemed a resignation. Any resignation shall take effect at the time specified therefor, and unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

         Section 14. Removal. A director may be removed from office, with or without cause, by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class at an annual meeting of stockholders or at any special meeting thereof expressly called to consider such a removal.

         Section 15. Vacancies. Vacancies on the Board of Directors resulting from resignation, removal or otherwise and newly created directorships resulting from any increase in the number

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of directors may be filled by the affirmative vote of a majority of all remaining directors or by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation's voting stock. Each director so elected shall hold office for a term that shall coincide with the term to which the resigned or removed director shall have been elected. If there are no directors in office, then an election of directors may be held in accordance with Florida law.

         Section 16. Committees. The Board of Directors, by resolution adopted by a majority of its full membership, may designate one or more board committees, the membership of which shall consist of one or more Directors. The Board shall have power at any time to fill vacancies in, change the membership of, designate one or more Directors as alternate members of, or discharge any such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting who are not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

         Section 17. Powers and Duties of Committees. Any committee shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation to the extent provided for in the resolution of the Board and as limited by these Bylaws, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority to amend the Articles of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amend these Bylaws; and, unless the resolution or these Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         Section 18. Chairman of the Board of Directors. The Chairman of the Board of Directors shall be elected by the directors in its organizational action and thereafter at the regular meeting of the Board of Directors following the annual election of directors. The Chairman shall hold office until the regular meeting of the Board of Directors following the annual election of directors in the next subsequent year and until his successor shall have been duly elected and shall have qualified, or until his earlier resignation, removal from office, or both. The Chairman shall preside, when available, at all meetings of the stockholders and the Board of Directors. He shall have the specific powers conferred by these Bylaws, and he shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.


                              ARTICLE IV - OFFICERS

         Section 1. Executive Officers. The executive officers of the Corporation shall include a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers and

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assistant officers as may be deemed by the Board of Directors necessary or appropriate to the operation of the Corporation. Each executive officer shall be elected by the Board of Directors. Any two or more offices herein designated may be held by the same individual, and if the offices of Chief Executive Officer and President are so combined, the President will constitute the chief executive officer of the Corporation with or without such formal designation being applied.

         Section 2. Election and Term of Office. The executive officers of the Corporation shall be elected at the regular meeting of the Board of Directors held immediately following the annual election of directors. Each such officer shall hold office until the regular meeting of the Board of Directors immediately following the annual election of directors in the succeeding year and until his or her successor shall have been duly elected and shall have qualified, or until his or her earlier resignation, removal from office or death.

         Section 3. Removal from Office. Any executive officer may be removed from office by action of the Board of Directors taken with or without cause.

         Section 4. Vacancies. A vacancy in any executive office may be filled by action of the Board of Directors, and its appointee shall hold office for the unexpired term or until his or her successor is elected and qualified.

         Section 5. Chief Executive Officer. The Chief Executive Officer, in the absence of the Chairman of the Board, shall preside at meetings of the stockholders and of the Board of Directors. The Chief Executive Officer shall have general charge of the business of the Corporation and the power to formulate all plans and policies in connection therewith, subject to the control of the Board of Directors. He shall keep the Board of Directors fully informed and shall consult with the Board of Directors concerning the business of the Corporation. The Chief Executive Officer shall have the authority to bestow upon (and to remove from) one or more individual employees of the Corporation the title of vice-president and designate the particular operational function to which his or her service is directed, notwithstanding that such designee shall not have been elected by the Board of Directors. Such title shall be administrative in nature and shall not be treated as providing the designee with any executive authority granted to the executive officers identified in Section
1. above. The Chief Executive Officer shall also have such additional powers and perform such additional duties as may, from time to time, be specified by the Board of Directors.

         Section 6. President. The President shall have general responsibility for the day to day management and direction of the business, properties and affairs of the Corporation. He shall have general executive powers, including all powers required by law to be exercised by a president of a profit seeking corporation, as well as the specific powers conferred by these Bylaws and by the Board of Directors. When the offices of the Chief Executive Officer and the President are occupied by different individuals, the President shall report to and be under the direct supervision and control of the Chief Executive Officer, and in his absence shall perform the duties of the Chairman, with all power of and restrictions upon that office.

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         Section 7. Vice President. In the absence of the President, or in the event of his death, inability, or refusal to act, the Vice President, if one has been appointed or elected by the Board of Directors (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment or election, or in the absence of any designation, then in the order of their appointment or election), shall perform the duties of the President and, when so acting, shall have all of the powers of, and be subject to all of the restrictions upon, the President.

         Each Vice President shall have general executive powers, as well as the specific powers conferred by these Bylaws, and by the Board of Directors, and by the President.

         Section 8. Secretary. The Secretary shall (a) keep the minutes of the proceedings of the Board of Directors and the stockholders in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized, (d) be the registrar of the Corporation and keep a register of the addresses of all stockholders which shall be furnished to the Secretary by the stockholders or by the Corporation's transfer agent, (e) have general charge of the stock transfer books and records of the Corporation, and in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 9. Treasurer. The Treasurer shall (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation, (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may direct or authorize, and (c) in general, perform all of the duties as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum, and with such surety or sureties, as the Board of Directors shall determine.

         Section 10. Salaries. No officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.



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             ARTICLE V - CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Every holder of stock in the Corporation shall be entitled to have a certificate signed by the President and by the Secretary, and sealed with the corporate seal or a facsimile thereof, certifying the number of shares owned by him in the Corporation. Each certificate shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. No certificate shall be issued for any share until such share is fully paid. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall be sealed with the seal of the Corporation, or a facsimile thereof.

         Section 2. Transfer of Shares. The Corporation or its duly authorized agent shall register a certificate for shares presented to it for transfer if
(a) the certificate is endorsed by the appropriate person(s), (b) reasonable assurance is given that those endorsements are genuine and effective, (c) the Corporation or its duly authorized agent has no duty to inquire into adverse claims, or has discharged any such duty, (d) any applicable law relating to the collection of taxes has been complied with, and (e) the transfer is in fact rightful, or is to a purchaser for value in good faith, and without notice of any adverse claim. The new certificate(s) shall be issued only upon surrender of the old certificate, which shall be canceled upon the issuance of the new certificate(s). The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize an equitable or other claim to, or interest in, such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Florida.

         Section 3. Lost, Stolen, or Destroyed Stock Certificates: Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnity the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or the issuance of such new certificate.


                         ARTICLE VI - BOOKS AND RECORDS

         Section 1. Books and Records. The Corporation shall keep correct and complete books and records of account, and shall keep minutes of the proceedings of its Board of Directors and stockholders. The Corporation shall also keep, at its principal place of business or with its duly

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authorized agent, a record of its stockholders, giving names and addresses of all stockholders and the number of shares held by each.


                         ARTICLE VII - BYLAW AMENDMENTS

         Section 1. By Shareholders. New Bylaws may be adopted or these Bylaws may be repealed or amended at the annual or any other meeting of stockholders called for that purpose, by a vote of stockholders entitled to exercise a majority of the voting power of the Corporation.

         Section 2. By Board of Directors. Subject to the right of the stockholders to adopt, amend or repeal Bylaws, as provided in this section, the Board of Directors may adopt, amend or repeal any of these Bylaws other than the Bylaw or amendment thereof changing the authorized number of directors.

                  Section 3. Record of Amendments. Whenever an amendment to or repeal of any existing Bylaw is adopted, or an additional Bylaw provision is approved, a replacement page containing such new material and noting the date and manner of its adoption shall be inserted in the original Bylaws, in the appropriate place.


                     ARTICLE VIII - MISCELLANEOUS PROVISIONS

         Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors upon consultation with the Corporation's accountants.

         Section 2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner, and upon the terms and conditions, provided by law and the Articles of Incorporation.

         Section 3. Corporate Seal. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation.

         Section 4. Execution of Instruments. All bills, notes, checks, other instruments for the payment of money, agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the Chief Executive Officer, the President, any Vice President, the Secretary, or the Treasurer. Any such instruments may also be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner, and by such other officers, employees or agents of the Corporation as the Board of Directors may from time to time direct.

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         Section 5.  Parliamentary Procedure:

         When not in conflict with these By-Laws, Roberts Rules of Parliamentary Procedure shall establish the rules at all stockholder and director meetings.

         Section 6.  Consent to Meeting:

         The transactions approved at any meeting of the Board of Directors, however called and noticed, shall be as valid as though acted upon at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.




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